                                                                     EXHIBIT 4.5
                                        EXHIBIT B (AS AMENDED ON APRIL 10, 2003)

                                                                    NO. CW - ___

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                       INTRABIOTICS PHARMACEUTICALS, INC.
                            (VOID AFTER MAY 1, 2008)

      This certifies that_______________, or its permitted assigns (the "Holder"), for value received, is entitled to purchase from INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), having a place of business at 2483 East Bayshore Road, Suite 100, Palo Alto, California 94303, such aggregate maximum number of fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") as would be obtained in accordance with the formula set forth below at a price equal to the Stock Purchase Price (as defined below) at any time or from time to time, subject to Section 1.1 hereof, up to and including 5:00 p.m. (Pacific time) on May 1, 2008 (the "Expiration Date") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or wire transfer of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The aggregate number of shares subject to this Warrant shall be equal to (i) 50% of the Holder's aggregate purchase price for the shares of Series A Convertible Preferred Stock (the "Series A Preferred") as set forth on the Signature Page (as defined therein) of that certain Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of February 5, 2003 (the "Definitive Agreement Date"), between the Holder and the Company divided by (ii) ninety-two percent (92%) of the Stock Purchase Price. The "Stock Purchase Price" shall initially be equal to the lesser of (i) the average of the closing sale prices of the Common Stock on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the Definitive Agreement Date and (ii) the average of the closing sale prices of the Common Stock on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the Company's stockholders meeting at which the issuance of the Series A Preferred is


                                       1.

approved; provided, however, that if the Company has not effected a reverse stock split of the Company's outstanding Common Stock within the range of 1-for-8 to 1-for 12 (the "Reverse Split") at least three (3) trading days prior to the beginning of the five (5) trading day range described in clause (ii) immediately above, then such five (5) trading day range shall not commence until the date that is the fourth trading day after the effectiveness of the Reverse Split; provided further, that notwithstanding anything set forth herein to the contrary, in the event that the total number of shares of Series A Preferred (on an as-is-converted basis) issued or issuable pursuant to the Purchase Agreement is subject to the limitation of no greater than 19.9% of the Company's issued and outstanding shares of Common Stock on the date of the Purchase Agreement (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(D) thereof), then the Stock Purchase Price shall be equal to the closing bid price of the Common Stock on The Nasdaq Stock Market on the Definitive Agreement Date. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. As used herein, the term "Original Issue Date" shall mean the issuance date of this Warrant.

      This Warrant is subject to the following terms and conditions:

      1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

            1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder; provided, however, that notwithstanding anything set forth herein to the contrary, in the event that the total number of shares of Series A Preferred (on an as-is-converted basis) issued or issuable pursuant to the Purchase Agreement is subject to the limitation of no greater than 19.9% of the Company's issued and outstanding shares of Common Stock on the date of the Purchase Agreement (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(D) thereof), then this Warrant shall not be exercisable until after the six (6) months anniversary of the Original Issue Date. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name of Holder's affiliate and/or subsidiary as may be requested by the Holder.


                                       2.

      1.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription with notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                                 -----
                                   A

      Where X = the number of shares of Common Stock to be issued to the Holder

                           Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                           A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                           B = Stock Purchase Price (as adjusted to the date of such calculation)

      For purposes of the above calculation, if the Common Stock is traded on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then the fair market value of one share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, then such other source as the Company's Board of Directors reasonably deems reliable. In the absence of such markets for Common Stock, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith.

      2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all


                                       3.

such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Common Stock may be listed; provided, however, that, except as required by the Purchase Agreement, the Company shall not be required to effect a registration under federal or state securities laws solely because of such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

      3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

            3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

            3.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY,
RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                  (A) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                  (B) any cash paid or payable otherwise than as a cash dividend, or

                  (C) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above),


                                       4.

                  then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

            3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

            3.4 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as such Holder would have owned had the Warrant been exercised prior to the event and had such Holder continued to hold such shares until after the event requiring adjustment.


                                       5.

            3.5 NOTICES OF CHANGE.

                  (A) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (B) The Company shall give written notice to the Holder at least ten (10) calendar days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

                  (C) The Company shall give written notice to the Holder at least ten (10) calendar days prior to the date on which an Organic Change shall take place, including in such notice the date as of which the Organic Change is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such Organic Change.

                  (D) The Company shall initiate the delivery of written notice to the Holder of any voluntary or involuntary dissolution, liquidation or winding-up of the Company (the "Dissolution") on the date such Dissolution is publicly announced, including in such notice the date as of which the Dissolution is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any.

            3.6 DELISTING OF COMMON STOCK. If at any time after the Definitive Agreement Date and prior to the Expiration Date or the exercise of this Warrant, the Company's Common Stock is delisted from The Nasdaq National Market, then the then-existing Stock Purchase Price shall be reduced, as of the opening of business on the first business day immediately following such delisting, to a price equal to fifty percent (50%) of the then existing Stock Purchase Price without, solely for the purposes of this Section 3.6, any concomitant increase in the number of shares of Common Stock for which such Warrant is then exercisable.

      4. LISTING. The Company shall file any forms and do any acts as shall be required from time to time to secure the listing or quotation of the Common Stock issuable upon exercise of the Warrant with each national securities exchange or automated quotation system, if any, upon which shares of such securities are then listed or traded and shall use its commercially reasonable efforts to maintain, so long as any other shares of such securities shall be so listed or traded, such listing or quotation of all securities issued or issuable upon the exercise of this Warrant.

      5. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer


                                       6.

involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

      6. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

      7. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

      8. REPRESENTATIONS OF HOLDER. Holder represents that it has all necessary power and authority to execute and deliver this Warrant. Holder further represents that it understands that neither this Warrant nor the shares of Common Stock issuable upon the exercise thereof have been registered under the Act, and are being offered pursuant to an exemption from registration contained in the Act based in part upon Holder's representations contained in this Section
8. Holder represents that by reason of its own, or of its management's, knowledge and experience in financial and business matters, Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests in connection with the issuance of this Warrant and the shares of Common Stock issuable upon the exercise thereof, and is able to bear risk, including a complete loss, of the investment. Holder represents that it is an "accredited investor" within the meaning set forth in Regulation D under the Act. Holder represents that it is acquiring such securities for its own account for investment only, and not with a view towards their distribution.

      9. TRANSFERABILITY. This Warrant is not transferable except to an affiliate of Holder; provided that Holder provides prior written notice of such transfer to the Company, such transferee agrees to be bound by the obligations hereunder, and the Company may treat such transferee as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant.

      10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

      11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.


                                       7.

      12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be in writing, shall refer specifically to this Warrant and shall be personally delivered or shall be sent by certified mail or internationally recognized overnight courier, postage prepaid, to Holder at its address as shown on the signature page hereto or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other in writing. Any delivery, notice, request or other document given in conformity with this Section 12 shall be deemed to be effective when received by the addressee.

      13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

      14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

      15. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

      16. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                       8.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ___ day of __________, 2003.

                                             INTRABIOTICS PHARMACEUTICALS, INC.


                                             By:
                                                _______________________________
                                                 Eric H. Bjerkholt
                                                 Senior Vice President and Chief
                                                 Financial Officer



HOLDER:

_____________________________________________________
Print Entity Name, if applicable

By:__________________________________________________

Print Name:__________________________________________

Title:_______________________________________________


Address: ____________________________________________

         ____________________________________________

                                SUBSCRIPTION FORM

                                                  Date:  _________________, 200_

IntraBiotics Pharmaceuticals, Inc.
1255 Terra Bella Avenue
Mountain View, CA  94043
Attn:  Chief Financial Officer

Ladies and Gentlemen:

[ ] The undersigned hereby elects to exercise the warrant issued to it by IntraBiotics Pharmaceuticals, Inc. (the "Company") and dated _______________, 2003 Warrant No. CW-___ (the "Warrant") and to
         purchase thereunder __________________________________ shares of the
         Common Stock of the Company (the "Shares") at a purchase price of $____ per Share or an aggregate purchase price of ________________ Dollars ($__________) (the "Purchase Price").

[ ] The undersigned hereby elects to convert ______________________ percent (___%) of the value of the Warrant pursuant to the provisions of Section 1.2 of the Warrant.

Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or wire transfer.

                                  Very truly yours,


                                  ______________________________________________
                                           Print Entity Name, if applicable

                                  By:___________________________________________


                                  Print Name:___________________________________


                                  Title:________________________________________